Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 8, 2006, relating to the financial statements, which appears in AmeriCredit Corp.’s Annual Report on Form 10-K for the year ended June 30, 2008.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

October 29, 2008